Exhibit 3.2

AMENDED BY-LAWS

OF

BED BATH & BEYOND INC.
(a New York Corporation)

ARTICLE I — OFFICES

The Corporation may have such offices within and without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II — MEETINGS OF SHAREHOLDERS

Section 1.              Place of Meetings.  All meetings of the shareholders shall be held at such place within or without the State of New York as the Board of Directors may from time to time determine.

Section 2.              Annual Meetings.  The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the Board of Directors.  The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of shareholders.

Section 3.              Special Meetings.

A.            General.  Special meetings of the shareholders for any purpose or purposes may be called by the Board of Directors, the Chairman or the Chief Executive Officer.  Subject  to Section 3(B), a special meeting of shareholders shall be called by the Secretary of the Corporation upon the written request of the record holders of at least 50% of the voting power of the outstanding shares of the Corporation (the “Requisite Percentage”).  Business to be conducted at a special meeting may only be brought before the meeting pursuant to the Corporation’s notice of meeting.

B.            Shareholder Requested Special Meetings.

(a)         Except in accordance with this Section 3(B), shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders.  In order for a Shareholder Requested Special Meeting (as defined below) to be called, one or more requests for a special meeting (a “Special Meeting Request”) must be signed by the Requisite Percentage of record holders (or their duly authorized agents) and must be delivered to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested.  Each Special Meeting Request shall (i) set forth a statement of the specific purpose or purposes of the special meeting and the matters proposed to be acted on at such special meeting (including the text of any resolutions proposed for consideration), (ii) bear the date of signature of each such shareholder (or duly authorized agent) signing the Special Meeting Request, (iii) set forth (A) as to each shareholder who signed such request (or on whose behalf the Special Meeting Request is signed), the name and address of such shareholder, as they appear on the Corporation’s books, (B) the Shareholder Ownership Information (as defined in Section 10(A)(1)(c) below) with respect to such shareholder of record and any beneficial owner on whose behalf the Special Meeting Request is made, including documentary evidence of such shareholder’s or beneficial owner’s record and beneficial ownership of any class or series of shares of the Corporation or Derivative Instruments (as defined in Section 10(A)(1)(c) below) included in the Shareholder Ownership Information with respect to such shareholder of record and any beneficial owner, (iv) set forth all information relating to each such shareholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder and (v) include a representation that the shareholder and any beneficial owners who submit the Special Meeting Request intends to appear in person at the special meeting to present the proposal(s) or business proposed to be brought before such special meeting.  In addition, each requesting shareholder shall promptly provide any other information reasonably requested by the Corporation in connection with the matters proposed to be acted on at such special meeting.  Any requesting shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation.  If any such revocation(s) are received by the Secretary after the Secretary’s receipt of Special Meeting Request(s) from the Requisite Percentage of record holders, and as a result of such revocation(s), there no longer are unrevoked Special Meeting Request(s) from the Requisite Percentage of record holders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting, which determination shall be binding on the Corporation and its shareholders.

(b)         The Secretary shall not be required to call a special meeting upon shareholder request (a “Shareholder Requested Special Meeting”) if (i) the Special Meeting Request does not comply with this Section 3(B), (ii) the Board of Directors calls an annual or special meeting of shareholders to be held not later than one hundred twenty (120) days after the date on which valid Special Meeting Requests submitted by the Requisite Percentage of record holders (or their duly authorized agents) in accordance with this Section 3(B) have been delivered to the Secretary (the “Delivery Date”) and the purpose(s) of such meeting include (among other matters properly before such meeting) the purpose(s) specified by the Requisite Percentage of record holders (or their duly authorized agents) in the Special Meeting Request, (iii) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iv) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of shareholders held within ninety (90) days prior to the Delivery Date (and for purposes of this clause (iv), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (v) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law or (vi) the Special Meeting Request was made in a manner that involved a violation of the Exchange Act or the rules and regulations promulgated thereunder or other applicable law.  The Board of Directors shall determine in good faith whether the requirements set forth in this Section 3(B)(b) have been satisfied, which determination shall be binding on the Corporation and its shareholders.

(c)         Except as provided in the next sentence, any special meeting shall be held at such date and time as may be fixed by the Board of Directors in accordance with these By-

laws and applicable law.  In the case of a Shareholder Requested Special Meeting, such meeting shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any Shareholder Requested Special Meeting shall be not more than sixty (60) days after the record date for such meeting (the “Meeting Record Date”), which shall be fixed in accordance with Section 5; provided further that, if the Board of Directors fails to designate, within ten (10) days after the Delivery Date, a date and time for a Shareholder Requested Special Meeting, then such meeting shall be held at 9:00 a.m. local time on the 60th day after the Meeting Record Date (or, if that day shall not be a business day, then on the next preceding business day); and provided further that in the event that the Board of Directors fails to designate a place for a Shareholder Requested Special Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the Corporation’s principal executive offices.  In fixing a date and time for any Shareholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting, which determination shall be binding on the Corporation and its shareholders.  The Board of Directors shall provide written notice of such special meeting to the shareholders in accordance with Section 4.

(d)         Business transacted at any Shareholder Requested Special Meeting shall be limited to the specific purpose(s) stated in the Special Meeting Request(s); provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the shareholders at any Shareholder Requested Special Meeting.

Section 4.              Notice of Meetings.  Written notice of each annual and special meeting of shareholders shall state the date, time, place and purpose or purposes of each such meeting of shareholders and, unless it is the annual meeting, shall indicate that it is being issued at the direction of the person or persons requesting the meeting.

Section 5.              Fixing Record Date.  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to express consent to or dissent from any taking of corporate action without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders.  Such date shall not be less than ten (10) nor more than sixty (60) days before the date of any such meeting, nor more than sixty (60) days before any other action.  If no record date is fixed, it shall be determined by statute; provided, however, that if no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice is given shall be the record date.  When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting or further notice is required by statute.

Section 6.              Quorum.  Unless otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the votes of shares issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders for the transaction of business.  When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any shareholders.  At any time a quorum is not present at a meeting of the shareholders, a majority of the shareholders present in person or by proxy and entitled to vote thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present, and at the adjourned meeting at which a quorum is present any business may be transacted that might have been transacted at the meeting as originally called.

Section 7.              Waivers.  Notice of meeting need not be given to any shareholder who signs and submits a waiver of notice, in person or by proxy, whether before or after the meeting.  The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by such shareholder.

Section 8.              Proxies.  Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or other persons to act for him or her by proxy, in the manner and to the extent provided by statute.

Section 9.              Qualification of Voters.  Every shareholder of record shall be entitled at every meeting of the shareholders to one vote for each share standing in his or her name on the record of shareholders of the Corporation, unless otherwise provided by statute, by the Certificate of Incorporation or by these By-laws.

Section 10.            Notice of Shareholder Business and Nominations.

A.           Annual Meeting of Shareholders.

1.             Nominations for Election to the Board of Directors.

(a)         Nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who (x) was a shareholder of record at the time of giving of notice provided for in this Section 10(A)(1) and at the time of the annual meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures set forth in this Section 10(A)(1) as to such nomination; clause (iii) shall be the exclusive means for a shareholder to make nominations before an annual meeting of shareholders.

(b)         Without qualification, for any nominations to be properly brought before an annual meeting by a shareholder pursuant to Section 10(A)(1)(a)(iii), the shareholder must have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if either (x) the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date or (y) no annual meeting of shareholders was held in the previous year, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the 10th day following the date on which notice of the date of the meeting is given to shareholders or made public, whichever occurs first (such notice, within such time periods, “Timely Notice”).  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c)         To be in proper form, a shareholder’s notice to the Secretary pursuant to this Section 10(A)(1) must: (i) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (x) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (y) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this By-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date) (the information required to be disclosed pursuant to this clause 10(A)(1)(c)(i)(y), the “Shareholder Ownership Information”), and (z) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to the Exchange Act and the rules and regulations promulgated thereunder; (ii) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors (x) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder

(including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (y) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (iii) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 11 of this Article II.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(d)         Notwithstanding anything in the second sentence of paragraph 10(A)(1)(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 10(A)(1) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

2.             Proposals of Business to be Brought Before an Annual Meeting.

(a)         The proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who (x) was a shareholder of record at the time of giving of notice provided for in this Section 10(A)(2) and at the time of the annual meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures set forth in this Section 10(A)(2) as to such business; clause (iii) shall be the exclusive means for a shareholder to submit business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(b)         Without qualification, for any business to be properly brought before an annual meeting by a shareholder pursuant to Section 10(A)(2)(a)(iii), the shareholder must have given Timely Notice (as defined in Section 10(A)(1)(b) above) thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for shareholder action.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c)         To be in proper form, a shareholder’s notice to the Secretary must: (i) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (x) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (y) the Shareholder Ownership Information (as defined in Section 10(A)(1)(c) above) with respect to such shareholder of record and any beneficial owner on whose behalf the proposal is made, and (z) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) set forth (x) a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business and (y) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

B.           Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (x) is a shareholder of record at the time of giving of notice provided for in this Section 10(B) and at the time of the special meeting, (y) is entitled to vote at the meeting, and (z) complies with the notice procedures set forth in this Section 10(B) as to such nomination.  In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by Section 10(A)(1)(c) with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 11 of this Article II) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th  day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

C.                                General.

1.             Only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10.  Except as otherwise provided by statute, the Certificate of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 and, if any proposed nomination or business is not in compliance with this Section 10, to declare that such defective proposal or nomination shall be disregarded.  Notwithstanding the foregoing provisions of this Section 10(C), if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

2.             The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate, convenient or desirable.  Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures, and to do all such acts as, in the judgment of such chairman, are necessary, appropriate, convenient or desirable for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman of the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.  Unless, and to the extent, otherwise determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

3.             For purposes of this Section 10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 and 15(d) of the Exchange Act.

4.             Notwithstanding the foregoing provisions of this Section 10, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to Sections 10(A)(1) or 10(B), or proposals as to any other business to be considered pursuant to Section 10(A)(2).  Nothing in this By-law shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these By-laws.

Section 11.            Submission of Questionnaire, Representation and Agreement.   To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 10 of this Article II) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 12.            List of Shareholders.  A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any shareholder.  If the right to vote at any meeting is challenged, the inspectors of the election, or the chairman of the meeting, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 13.            Inspectors of Election.  Prior to the holding of each annual or special meeting of the shareholders, one or more inspectors of election to serve thereat shall be appointed by the Board of Directors.  If there shall be a failure to appoint an inspector, or if, at any such meeting, the inspector or inspectors so appointed shall be absent or shall fail to act or the office shall become vacated, the chairman of the meeting may appoint such inspector or inspectors of election to act thereat.  The inspector or inspectors of election so appointed to act at any meeting of the shareholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspector at such meeting, with strict impartiality and according to the best of his or her ability, and the oath so taken shall be subscribed by such inspector.  Such inspector or inspectors of election shall take charge of the polls, and, after the voting on any question, shall make a certificate of the results of the vote taken.  No director or candidate for the office of director shall act as an inspector of an election of directors.  Inspectors need not be shareholders.

ARTICLE III — BOARD OF DIRECTORS

Section 1.              Number, Qualification and Term of Office.  The business of the Corporation shall be managed under the direction of the Board of Directors.  The number of directors that shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.  The directors need not be residents of the State of New York and need not be shareholders.  No decrease in the number of directors shall shorten the term of an incumbent director.  Members of the Board of Directors shall be elected at each annual meeting of shareholders in accordance with and subject to the provisions of the Certificate of Incorporation.  Directors so elected shall serve until their successors have been elected and qualified or until an earlier resignation, removal or other displacement from office as provided in these By-laws.

Section 2.              Place of Meetings.  The Board of Directors may hold its meetings, regular or special, at such place or places, within or without the State of New York, as the Board of Directors may from time to time determine or as may be specified in the notice of any meeting.

Section 3.              Annual Meetings.  An annual meeting of the Board of Directors shall be held following the annual meeting of the shareholders for the purposes of electing officers of the Corporation and the committees of the Board of Directors and transacting any other business which may properly come before the meeting.  Notice of annual meetings of the Board of Directors need not be given in order legally to constitute the meeting, provided a quorum shall be present.

Section 4.              Regular Meetings.  Regular meetings of the Board of Directors shall be held at times and dates fixed by the Board of Directors or at such other times and dates as the Chairman or Chief Executive Officer shall determine and as shall be specified in the notice of such meetings.  Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-laws.

Section 5.              Special Meetings.  Special meetings of the Board of Directors may be called by the Secretary of the Corporation upon the written request of the Chairman or Chief Executive Officer, or any two directors.

Section 6.              Notice of Meetings.  Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 6, which notice shall state the time, place and, if required by statute or these By-laws, the purposes of such meeting.  Notice of each such meeting shall be mailed, postage thereon prepaid, to each director, by first-class mail, at least four days before the day on which such meeting is to be held, or shall be sent by facsimile transmission or comparable medium, or be delivered personally or by telephone, at least twenty-four hours before the time at which such meeting is to be held.  Any meeting of the Board of Directors shall be a legal meeting without notice thereof having been given, if all the directors of the Corporation then holding office shall be present thereat.

Section 7.              Waivers.  Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting.  The attendance of any director at a meeting without protesting prior to the meeting or at its commencement the lack of notice of such meeting, shall constitute a waiver of notice by such director.

Section 8.              Quorum.  Unless otherwise provided by statute, the Certificate of Incorporation or these By-laws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business.  At any time a quorum is not present at a meeting of the Board of Directors, a majority of the directors participating may adjourn the meeting from time to time until a quorum shall be present thereat; and notice of any adjournment to another time or place shall be given to the directors who were absent at the time of the adjournment and, unless the new time and place are announced at the meeting to be adjourned, to the other directors.

Section 9.              Meeting Participation Without Physical Presence.  Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

Section 10.            Action of the Board.  Unless otherwise provided by statute, the Certificate of Incorporation or these By-laws, the vote of a majority of the directors at any meeting at which a quorum is present shall be the act of the Board of Directors.  Each director shall have one vote regardless of the number of shares, if any, which he or she may hold.

Section 11.            Action by Consent Without a Meeting.  Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee consent in writing to the adoption of a resolution authorizing such action.  The written consent or consents to each such action, including the resolutions adopted thereby, shall be filed with the minutes of the proceedings of the Board of Directors or of the committee taking such action.

Section 12.            Executive and other Committees.  The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and other committees, each consisting of one (1) or more directors, and each of which shall have all the authority of the Board of Directors to the extent provided in the resolution, except as otherwise provided by statute.  Each such committee shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board of Directors as and when requested by the Board of Directors and shall observe such other procedures with respect to its meetings as are provided in these By-laws or, to the extent not provided herein, as may be provided by the Board of Directors in the resolution appointing such committee or as may be adopted by the Board of Directors thereafter.

Section 13.            Voting.  Unless otherwise provided by statute or by the Certificate of Incorporation, the vote required for (i) the election of directors by the shareholders shall be the affirmative vote of a “majority of votes cast” (as defined below), unless the election is contested, in which case directors shall be elected by a plurality of votes cast.  An election shall be contested if, as of the record date (or such later date as may be determined by the Board of Directors based on events occurring after the record date, but in no event later than the date the Corporation files with the Securities and Exchange Commission its definitive proxy statement or any supplement or revision thereto regarding the election of directors), the number of nominees exceeds the number of directors to be elected.  A “majority of votes cast” means that the number of shares properly voted “for” a director exceeds the number of votes “withheld” or cast “against” that director at a meeting of shareholders, whether in person or by proxy, and abstentions and broker non-votes shall not constitute votes cast or votes withheld, and (ii) all other corporate action shall be the affirmative vote of  a majority of the votes properly cast at a meeting of shareholders, whether in person or by proxy.  All voting for the election of directors shall be by ballot.

Section 14.            Advance Contingent Resignation to Address Majority Voting.  As a condition for nomination as a director, any nominee who is an incumbent director shall agree to submit a letter of resignation from the Board of Directors in the event the director fails to receive a majority of votes cast (as defined in Section 13 above) in an uncontested election.  An incumbent nominee who does not receive a majority of the votes cast shall immediately tender his or her resignation, and the Board of Directors shall decide, through a process managed by the Nominating and Corporate Governance Committee (excluding from such process the nominee in question), whether to accept the resignation.  Prior to making the decision whether to accept any such resignation, the Board of Directors will afford the nominee an opportunity to provide any information or statement that he or she deems relevant.  If any tendered resignation is accepted, the Nominating and Corporate Governance Committee shall recommend to the Board of Directors whether to fill such vacancy or vacancies or to reduce the size of the Board of Directors.  The Board of Directors in making its decision may consider any factors or information that it considers appropriate or relevant.  The Board of Director’s explanation of its decision shall be promptly disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission.  The decision of the Board of Directors and such disclosure shall be completed within ninety (90) days from the date of the certification of the election results.  If a majority of the members of the Nominating and Corporate Governance Committee received a greater number of votes “withheld” from their election or cast “against” such members than votes “for” their election at the same election, then the remaining directors who are on the Board of Directors and who did not receive a greater number of votes “withheld” from their election or cast “against” such directors than votes “for” their election would consider the matter directly or may appoint a committee of the Board of Directors among themselves solely for the purpose of considering the tendered resignations that would make the recommendation to the Board of Directors whether to accept or reject them.

Section 15.            Removal.  Unless otherwise provided by statute, any or all directors may be removed for cause by vote of the shareholders or by action of the Board of Directors at a special meeting called for that purpose.

Section 16.            Resignation.  Any director may resign at any time by giving written notice to the Board of Directors, the Chairman, the Chief Executive Officer or the Secretary of the Corporation.  Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and acceptance of the resignation shall not be necessary to make it effective.

Section 17.            Newly Created Directorships and Vacancies.  Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason shall be filled by a majority of directors then in office.

Section 18.            Compensation.  The Board of Directors, by resolution and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable compensation and fix reimbursement for reasonable expenses of all directors for their services to the Corporation as directors, officers or otherwise.

ARTICLE IV — OFFICERS

Section 1.              Officers.  The officers of the Corporation shall include the Chairman, the Chief Executive Officer, the President, one or more Vice Presidents (one or more of whom may be designated as Executive Vice Presidents or as Senior Vice Presidents or by other designations), the Secretary, the Treasurer and such other officers as the Board of Directors may from time to time deem necessary, each of whom shall have such duties, powers and functions as provided in these By-laws and as may be determined from time to time by resolution of the Board of Directors.  Two or more offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity.  Each of the officers shall, when requested, consult with and advise the other officers of the corporation.

Section 2.              Election or Appointment and Term of Office.  Officers shall be elected or appointed by the Board of Directors to hold office until the next annual meeting of the Board of Directors and until his or her successor is elected or appointed and qualified, or until such earlier date as shall be prescribed by the Board of Directors at the time of his or her election or appointment or until an earlier resignation, removal or displacement from office.  Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by vote of a majority of the Board of Directors.  The Board of Directors may delegate to the Chairman and/or the Chief Executive Officer authority to appoint and remove one or more officers (excluding executive officers) and to prescribe the duties of such officers.

Section 3.              Vacancies.  In the event of the resignation, removal or other displacement from office of an officer elected or appointed by the Board of Directors, the Board of Directors, in its sole discretion, may elect or appoint a successor to fill the unexpired term.

Section 4.              The Chairman.  The Chairman shall, together with the Chief Executive Officer, have general direction over the day-to-day business of the Corporation, subject to the control and direction of the Board of Directors.  The Chairman shall, when present, preside as chairman at all meetings of the shareholders and of the Board of Directors.  The Chairman shall, in the absence or incapacity of the Chief Executive Officer, perform all duties and functions and exercise all the powers of the Chief Executive Officer.  The Chairman shall also have such other powers and perform such other duties required by statute or by these By-laws or as the Board of Directors may from time to time determine.  Any reference to the Chairman in these By-laws shall be deemed to mean, if there are Co-Chairmen, either Co-Chairman, each of whom may exercise the full powers and authorities of the office.

Section 5.              The Chief Executive Officer.  The Chief Executive Officer shall, together with the Chairman, have general and active supervision and direction over the business and affairs of the Corporation and over its several officers, agents and employees, subject to the control and direction of the Board of Directors.  In the absence of the Chairman, the Chief Executive Officer shall preside at meetings of the shareholders and of the Board of Directors.  The Chief Executive Officer shall, in the absence or incapacity of the Chairman, perform all duties and functions and exercise all the powers of the Chairman required by statute or by these By-laws or as the Board of Directors may from time to time determine.

Section 6.              President and Vice Presidents.  The President and each Vice President shall have such powers and perform such duties as from time to time may be assigned to him or her by the Board of Directors or be delegated to him or her by the Chairman or by the Chief Executive Officer.

Section 7.              Treasurer.  The Treasurer shall have the safekeeping and custody of the corporate funds and other valuable effects, including securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation under the direction of the Chairman or the Chief Executive Officer taking proper vouchers for such disbursements, and render to the Chairman and the Chief Executive Officer at the annual and regular meetings of the Board of Directors, or whenever the Chairman or the Chief Executive Officer require it, an account of all transactions as Treasurer and of the financial condition of the Corporation.  The Treasurer shall make a full financial report at the annual meeting of shareholders.  The Treasurer shall also have such other powers and perform such other duties incident to the office of Treasurer required by statute or by these By-laws or as the Board of Directors may from time to time determine.

Section 8.              Secretary.  The Secretary shall keep or cause to be kept in one or more books provided for such purpose, the minutes of all meetings of the Board of Directors, shareholders and committees of the Board of Directors, see that all notices are duly given in accordance with the provisions of these By-laws and as required by law and see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed.  The Secretary shall also have such other powers and perform such other duties incident to the office of Secretary required by law or by these By-laws or as the Board of Directors may from time to time determine.

Section 9.              Designated Officers.  The Board of Directors may from time to time designate officers to serve as Chief Financial Officer, Chief Accounting Officer and other such designated positions and to fulfill the responsibilities of such designated positions in addition to the powers and duties applicable to his or her office as set forth in this Article IV.  Such designated officers shall also have such other powers and duties incident to his or her designated position as the Board of Directors may from time to time determine.

Section 10.            Compensation.  The salaries and other compensation of all officers elected by the Board of Directors shall be fixed from time to time by or under the direction of the Board of Directors.

ARTICLE V — INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil, criminal, administrative, investigatory or otherwise (including an action by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation serves or served in any capacity at the request of the Corporation), by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation, or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including reasonable attorneys’ fees incurred as a result of such action or proceeding, or any appeal therein; provided that to the extent prohibited by applicable law no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.  The right to indemnification pursuant to this Article V is intended to be retroactive and shall, to the extent permitted by applicable law, be available with respect to events occurring prior to the adoption hereof and shall continue to exist after any future rescission or restrictive modification hereof with respect to any alleged cause of action that accrues, or any other incident or matter that occurs, prior to such rescission or modification.

ARTICLE VI — SHARES

Section 1.              Certificates for Shares.  The certificates for shares of the Corporation shall be in such form as shall be determined by the Board of Directors, and shall be numbered and entered in the books of the Corporation as they are issued.  Each certificate shall exhibit the registered holder’s name, the number and class of shares, and the designation of any series, if any, that it evidences, and shall set forth such other statements as may be required by statute.  Each certificate shall be signed by the Chairman or the President and by the Secretary or the Treasurer, any or all of whose signatures may be facsimile if such certificate is countersigned by a transfer agent or registered by a registrar.  Each certificate may be sealed with the seal of the Corporation or a facsimile thereof.  In case any one or more of the officers who have signed or whose facsimile signatures appear on any such certificate shall cease to be such officer or officers of the Corporation, whether because of resignation, removal or other displacement from office, before such certificate is issued and delivered, it may nonetheless be issued and delivered with the same effect as if such officer or officers had continued in office.

Section 2.              Lost, Mutilated, Stolen or Destroyed Certificates.  The Board of Directors may direct a new certificate or new certificates be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, mutilated, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, mutilated, stolen or destroyed.

Section 3.              Transfer Agent and Registrar; Regulations.  The Board of Directors may appoint transfer agents or registrars, or both, and may require all share certificates to bear the signature of either or both.  The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

Section 4.              Transfer of Shares.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause the transfer agent to issue a new certificate to the person entitled thereto, shall cancel the old certificate and shall record such transfer upon the books of the corporation.

Section 5.              Cancellation of Certificates.  Each certificate for shares to be canceled shall be marked “CANCELED” across the face thereof by the Secretary, with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of issue.  The canceled certificate should be inserted thereafter in the certificate book.

Section 6.              Contingent Interest in Shares.  No entry shall be made in the books of the Corporation or on any certificate for shares that any person is entitled to any future, limited or contingent interest in any share.

Section 7.              Uncertificated Shares.  The Board of Directors may in its discretion authorize the issuance of shares which are not represented by certificates and provide for the registration and transfer thereof on the books and records of the Corporation or any transfer agent or registrar so designated.

Section 8.              Shareholder Records.  The names and addresses of the persons to whom shares are issued, and the number of shares and the dates of issue and any transfer thereof, whether in certificated or uncertificated form, shall be entered on records kept for that purpose.  The stock transfer records and the blank stock certificates shall be kept by the transfer agent, or by the treasurer, or such other officer as shall be designated by the Board of Directors for that purpose.

ARTICLE VII — GENERAL

Section 1.              Fiscal Year.  The fiscal year of the Corporation shall be fixed and may from time to time be changed by resolution of the Board of Directors.

Section 2.              Seal.  The seal of the Corporation, if any, shall be circular in form and bear the name of the Corporation, the year of its organization and the words “Corporate Seal New York.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced directly on the instrument or writing to be sealed.

Section 3.              Instruments and Documents.  All corporate instruments and documents shall be signed, countersigned, executed, verified or acknowledged by such officers or other person or persons as the Board of Directors may from time to time designate.

Section 4.              Amendments.  These By-laws may be amended or repealed or new By-laws may be adopted by the shareholders at any annual or special meeting if the notice thereof mentions that amendment or repeal or the adoption of new By-laws is one of the purposes of such meeting.  These By-laws may also be amended or repealed or new By-laws may be adopted by the affirmative vote of a majority of the Board of Directors given at any meeting, if the notice thereof mentions that amendment or repeal or the adoption of new By-laws is one of the purposes of such meeting.  If any By-laws relating to the  election of directors or meetings of shareholders are amended, notice of such amendment shall be given to shareholders to the extent required by law.